Exhibit 99.1
 News Release
Media Contact: Jared Maxwell Investor Contact: Nathan Smith
(801) 505-5027 (801) 505-5067
jmaxwell@myriad.com nathan.smith@myriad.com

Myriad Genetics Delivers Strong Revenue and Earnings Growth in June 2021 Quarter, Continues to Execute on Strategic Growth & Transformation Plans

SALT LAKE CITY, August 3, 2021 – Myriad Genetics, Inc. (NASDAQ: MYGN), a leader in genetic testing and precision medicine, today announced financial results for its second quarter ended June 30, 2021 and provided an update on recent business performance and strategic transformation plans.

“This was another solid quarter for Myriad Genetics as we delivered strong revenue growth and grew earnings ahead of our initial expectations, an important step towards demonstrating our ability to achieve our goal of sustainable long-term growth and profitability” said Paul J. Diaz, President and Chief Executive Officer. “These results reflect the hard work of our teammates, and their dedication to meeting the needs of our patients and provider partners, as we continue to advance our mission to empower every individual with the genetic answers inside each of us.”

Financial and Operational Highlights:
•Total revenue in the quarter was $189.4 million, an increase of 103% year-over-year and 9% sequentially. The following product categories saw significant sequential improvements:

	Three months ended
(in millions)	June 30, 2021	March 31, 2021		% Change
Product revenues:
Hereditary Cancer	$86.0	$76.1		13%
Prenatal	29.4	23.7		24%
Tumor Profiling	29.2	31.0	*	-6%
Pharmacogenomics	22.6	17.6		28%

*Tumor profiling revenue for the three months ended March 31, 2021 includes approximately $7M in positive revenue adjustments from prior periods related to back pay for the Prolaris® test for prostate cancer. Excluding that adjustment tumor profiling grew 21% sequentially.

•Diagnostic test volumes of 273,000 increased 70% year-over-year and 8% sequentially and average revenue per test increased 2% sequentially.
•GAAP gross margin was 71.6%; adjusted gross margin was 72.1%, which improved 70 basis points sequentially.

•GAAP total operating expenses were $156.5 million; adjusted total operating expenses decreased $3.9 million sequentially to $123.1 million.
•GAAP operating loss in the quarter was $(20.8) million; adjusted operating income was $13.5 million.
•GAAP earnings per share (EPS) were $(0.06); adjusted EPS were $0.12, which improved $0.18, sequentially.
•Closed the sale of the Myriad myPath business on May 28, 2021 and Myriad RBM business on July 1, 2021.
•Expect to close the sale of the Myriad Autoimmune business in third quarter of 2021
•Ended the quarter with $184.3 million in cash, cash equivalents and investments.

“These operating results are particularly encouraging in light of the significant amount of organizational change we've undertaken, as we execute on our strategic transformation and growth plans, and complete the divestitures of RBM, Vectra and myPath,” said Diaz. “We remain focused on elevating our portfolio of leading products to their full potential, as we strengthen our commercial capabilities, improve our customers’ experience, and build a platform to support accelerated growth and innovation. The progress we made this quarter gives us confidence in our ability to execute in our core segments, and accelerate and finance our emerging R&D activities and technological innovations to advance our mission, new products and our business development efforts.”

Business Transformation Updates:

In the second quarter, the company remained focused on executing in its core segments, as it announced and/or closed several divestitures, completed its sales force realignment, and readied for the launch of its new brand and marketing strategy. The company also saw continued positive results from its revenue cycle enhancement investments.

On May 28, 2021, the company completed the sale of the Myriad myPath, LLC laboratory to Castle Biosciences, Inc. for $32.5 million in cash. On July 1, 2021, the company completed the sale of its wholly-owned subsidiary, Myriad RBM, Inc., to Q2 Solutions for $198 million, subject to customary adjustments. On May 3, 2021, the company signed a definitive agreement to sell select operating assets and intellectual property, including the Vectra® test, to Laboratory Corporation of America Holdings for $150 million in cash. The transaction is expected to close by the end of the third quarter. Total revenue from RBM, Vectra and myPath during the quarter was $20.7 million.

The company intends to use the expected total divestiture gross proceeds of approximately $380 million to fund investments in technology, R&D and commercial efforts as well as to strengthen the balance sheet.

On July 30, 2021, the company made a voluntary principal payment of $106.4 million, which paid down the full amount that remained outstanding under its $264 million amended credit facility.

Business Performance and Highlights:

Women’s Health
The goal of Myriad Women’s Health is to become a leader in personal and family health and wellness, a rapidly growing market for genetic testing and precision medicine. Myriad Women’s Health currently serves women assessing their risk of cancer, and those who are pregnant or planning a family. The Myriad Women’s Health business delivered revenue of $67.3 million in the quarter, an increase of 123% year-over-year and 22% sequentially.
•Hereditary Cancer
◦MyRisk® Hereditary Cancer test volumes for the Women’s Health business increased 8% sequentially. Average selling prices (ASP) were stable sequentially excluding positive revenue adjustments related to better-than-expected cash collections on tests ordered in prior periods.
◦Yesterday, Myriad Genetics expanded access to genetic testing with the launch of the first polygenic breast cancer risk assessment score validated for women of all ancestries.
◦MyRisk® Hereditary Cancer test with RiskScore® provides breast cancer risk assessment for all women not previously diagnosed with breast cancer, regardless of ancestry.
◦Together, MyRisk with RiskScore offers a breast cancer risk assessment designed to improve patient outcomes and help minimize healthcare disparities. RiskScore results are informed by a combination of genetic markers, clinical and biological variables, personal and family history, and ancestry-specific data. RiskScore is available at no additional cost to women who take the MyRisk test.
•Prenatal
◦The company’s prenatal business continued to demonstrate positive growth trends in the quarter with test volumes increasing 31% year-over-year and 4% sequentially.
◦Prenatal revenue growth was driven by ASP improvement and increased volumes.
◦The company continues to see growth driven by its proprietary AMPLIFY™ technology, which further increases the performance of its Prequel™ noninvasive prenatal screening (NIPS) test.

Oncology
Myriad's Oncology business provides hereditary cancer testing, such as MyRisk®, for patients who have cancer. It also provides tumor profiling products such as the EndoPredict® breast cancer prognostic test, the Prolaris prostate cancer test, and the myChoiceCDx® companion diagnostic test for predicting response to PARP inhibitors. The Oncology business delivered revenue of $76.3 million in the quarter, an increase of 121% year-over-year and 7% sequentially.
•Hereditary Cancer test volumes for the Oncology business in the quarter increased 97% year-over-year and 7% sequentially.
•Tumor profiling test volumes increased 41% year-over-year and 13% sequentially.
•Myriad's partnership with Intermountain Healthcare, supported by Illumina, will provide Myriad's leading germline hereditary cancer test (MyRisk), Myriad's FDA approved companion diagnostic test (myChoiceCDx), together with a Myriad branded tumor profiling test powered by Illumina’s TSO500 and run by Intermountain’s Precision Genomics. Importantly, patients and their healthcare providers will receive one comprehensive solution from one laboratory with one team of scientists interpreting the results thereby significantly improving the quality and ease of use of the results. The product is expected to launch in early 2022.

Mental Health
Myriad’s Mental Health business consists of the pharmacogenomic category GeneSight® psychotropic test that covers 61 medications commonly prescribed for depression, anxiety, ADHD, and other psychiatric conditions. The Mental Health business delivered revenue of $22.6 million in the quarter, an increase of 166% year-over-year and 28% sequentially.
•Test volumes for GeneSight were up 161% year-over-year and 22% sequentially.
•GeneSight saw a strong increase in new ordering providers with more than 2,700 physicians ordering GeneSight for the first time in the quarter. Overall, the number of ordering physicians increased 12% sequentially and test utilization per provider increased 11% sequentially.

Financial Guidance
Given the continued unpredictability surrounding the COVID-19 pandemic (and its variant strains) as well as the impact it continues to have on the healthcare environment, customer behavior and the ability to market tests to physicians, the company will not provide financial guidance for the third quarter ending September 30, 2021 or fiscal year 2021. In addition, the third quarter has historically been impacted by summer seasonality and may be impacted by the recent surge of the COVID -19 Delta variant.

Conference Call and Webcast
A conference call will be held today, Tuesday, August 3, 2021, at 4:30 p.m. EDT to discuss Myriad’s financial results for the second quarter 2021 and business developments. The dial-in number for domestic callers is 1-800-920-2191. International callers may dial 1-212-271-4651. All callers will be asked to reference reservation number 21996351. An archived replay of the call will be available for seven days by dialing 1-800-633-8284 and entering the reservation number above. The conference call and slide presentation will be available through a live webcast at www.myriad.com.

About Myriad Genetics

Myriad Genetics is a leading genetic testing and precision medicine company dedicated to advancing health and wellbeing for all, empowering individuals with vital genetic insights and enabling healthcare providers to better detect, treat and prevent disease. Myriad discovers and commercializes genetic tests that determine the risk of developing disease, assess the risk of disease progression, and guide treatment decisions across medical specialties where critical genetic insights can significantly improve patient care and lower healthcare costs. For more information, visit the company's website: www.myriad.com.

Myriad, the Myriad logo, BART, BRACAnalysis, Colaris, Colaris AP, MyRisk, Myriad MyRisk, MyRisk Hereditary Cancer, myChoice, myPlan, BRACAnalysis CDx, Tumor BRACAnalysis CDx, myChoice CDx, Vectra, Prequel, Foresight, GeneSight, riskScore and Prolaris are trademarks or registered trademarks of Myriad Genetics, Inc. or its wholly owned subsidiaries in the United States and foreign countries. MYGN-F, MYGN-G.

Revenue by Product (Unaudited):

	Three months ended June 30,
(in millions)	2021					2020
	WH	Onc	MH	Other	Total	WH	Onc	MH	Other	Total	% Change
Hereditary Cancer	$38.0	$47.5	$—	$0.5	$86.0	$13.7	$25.7	$—	$0.5	$39.9	116%
Tumor Profiling	—	27.6	—	1.6	29.2	—	8.8	—	1.7	10.5	178%
Prenatal	29.3	0.1	—	—	29.4	16.5	0.1	—	—	16.6	77%
Pharmacogenomics	—	—	22.6	—	22.6	—	—	8.5	—	8.5	166%
Autoimmune	—	—	—	10.2	10.2	—	—	—	7.3	7.3	40%
Other	—	1.1	—	0.2	1.3	—	—	—	0.5	0.5	160%
Total molecular diagnostic	67.3	76.3	22.6	12.5	178.7	30.2	34.6	8.5	10.0	83.3	115%
Total pharma and clinical	—	—	—	10.7	10.7	—	—	—	9.9	9.9	8%
Total Revenue	$67.3	$76.3	$22.6	$23.2	$189.4	$30.2	$34.6	$8.5	$19.9	$93.2	103%

	Six months ended June 30,
(in millions)	2021					2020
	WH	Onc	MH	Other	Total	WH	Onc	MH	Other	Total	% Change
Hereditary Cancer	$69.5	$91.1	$—	$1.5	$162.1	$58.2	$66.4	$—	$0.5	$125.1	30%
Tumor Profiling	—	55.4	—	4.8	60.2	—	21.0	—	3.2	24.2	149%
Prenatal	52.8	0.3	—	—	53.1	36.7	0.2	—	—	36.9	44%
Pharmacogenomics	—	—	40.2	—	40.2	—	—	28.9	—	28.9	39%
Autoimmune	—	—	—	20.9	20.9	—	—	—	17.7	17.7	18%
Other	—	1.1	—	0.7	1.8	—	—	—	1.0	1.0	80%
Total molecular diagnostic	122.3	147.9	40.2	27.9	338.3	94.9	87.6	28.9	22.4	233.8	45%
Total pharma and clinical	—	—	—	24.2	24.2	—	—	—	23.4	23.4	3%
Total Revenue	$122.3	$147.9	$40.2	$52.1	$362.5	$94.9	$87.6	$28.9	$45.8	$257.2	41%

Business Units:
WH = Women’s Health
ONC = Oncology
MH = Mental Health

Product Categories:
Hereditary Cancer - MyRisk, BRACAnalysis, BRACAnalysis CDx
Tumor Profiling – myChoice CDx, Prolaris, EndoPredict
Prenatal – Foresight, Prequel
Pharmacogenomics – GeneSight
Autoimmune – Vectra
Other – myPath, other
Pharma and clinical – RBM, COVID-19 testing

MYRIAD GENETICS, INC.
Condensed Consolidated Statements of Operations (unaudited)
(in millions, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Molecular diagnostic testing	$178.7	$83.3	$338.3	$233.8
Pharmaceutical and clinical services	10.7	9.9	24.2	23.4
Total revenue	189.4	93.2	362.5	257.2
Costs and expenses:
Cost of molecular diagnostic testing	48.0	32.2	92.1	75.3
Cost of pharmaceutical and clinical services	5.7	4.5	11.9	11.5
Research and development expense	19.5	17.4	42.6	37.1
Selling, general, and administrative expense	134.8	107.4	280.3	240.3
Change in the fair value of contingent consideration	0.4	—	1.3	(3.4)
Goodwill and long-lived asset impairment charges	1.8	—	1.8	98.4
Total costs and expenses	210.2	161.5	430.0	459.2
Operating loss	(20.8)	(68.3)	(67.5)	(202.0)
Other income (expense):
Interest income	0.2	0.5	0.4	1.3
Interest expense	(2.0)	(3.1)	(5.0)	(5.4)
Other	18.8	12.4	18.7	16.5
Total other income, net	17.0	9.8	14.1	12.4
Loss before income tax	(3.8)	(58.5)	(53.4)	(189.6)
Income tax expense (benefit)	0.9	(3.0)	(9.2)	(18.9)
Net loss	$(4.7)	$(55.5)	$(44.2)	$(170.7)
Net loss attributable to non-controlling interest	—	(0.1)	—	(0.1)
Net loss attributable to Myriad Genetics, Inc. stockholders	$(4.7)	$(55.4)	$(44.2)	$(170.6)
Net loss per share:
Basic and diluted	$(0.06)	$(0.74)	$(0.58)	$(2.29)
Weighted average shares outstanding:
Basic and diluted	77.2	74.6	76.6	74.6

MYRIAD GENETICS, INC.
Condensed Consolidated Balance Sheets
(in millions)

	June 30, 2021	December 31, 2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$118.4	$117.0
Marketable investment securities	46.0	33.7
Trade accounts receivable	94.8	89.5
Inventory	17.7	27.1
Assets held for sale	225.7	—
Prepaid taxes	18.6	108.4
Prepaid expenses and other current assets	17.7	13.7
Total current assets	538.9	389.4
Operating lease right-of-use assets	86.6	59.7
Long-term marketable investment securities	19.9	21.0
Property, plant and equipment, net	43.2	40.7
Intangibles, net	426.8	576.5
Goodwill	240.1	329.2
Other assets	4.8	2.3
Total assets	$1,360.3	$1,418.8
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$28.5	$20.5
Accrued liabilities	90.9	79.1
Current maturities of operating lease liabilities	12.7	13.6
Deferred revenues	22.6	32.7
Liabilities held for sale	12.2	—
Current portion of long-term debt	104.1	—
Total current liabilities	271.0	145.9
Unrecognized tax benefits	31.0	30.5
Long-term deferred taxes	58.2	71.3
Noncurrent operating lease liabilities	83.9	50.6
Long-term debt	—	224.8
Other long-term liabilities	13.8	14.7
Total liabilities	457.9	537.8
Commitments and contingencies
Stockholders’ equity:
Common stock, 77.7 million and 75.4 million shares outstanding at June 30, 2021 and December 31, 2020, respectively	0.8	0.8
Additional paid-in capital	1,176.9	1,109.5
Accumulated other comprehensive loss	(4.0)	(2.3)
Accumulated deficit	(271.2)	(227.0)
Total Myriad Genetics, Inc. stockholders’ equity	902.5	881.0
Non-controlling interest	(0.1)	—
Total stockholders' equity	902.4	881.0
Total liabilities and stockholders’ equity	$1,360.3	$1,418.8

MYRIAD GENETICS, INC.
Condensed Consolidated Statements of Cash Flows (unaudited)
(in millions)

	Six months ended June 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to Myriad Genetics, Inc. stockholders	$(44.2)	$(170.6)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	35.3	35.6
Non-cash interest expense	0.8	0.3
Non-cash lease expense	6.8	6.3
Stock-based compensation expense	17.9	9.4
Deferred income taxes	(11.5)	(49.0)
Unrecognized tax benefits	0.4	1.0
Change in fair value of contingent consideration	1.3	(3.4)
Loss on inventory	6.6	—
Impairment of goodwill and long-lived assets	1.8	98.4
Gain on deconsolidation of subsidiary	—	(1.0)
Gain on sale of assets	(32.4)	—
Changes in assets and liabilities:
Prepaid expenses	(4.7)	2.4
Trade accounts receivable	(12.3)	50.3
Other receivables	0.3	0.9
Inventory	(0.8)	(0.9)
Prepaid taxes	89.8	24.7
Other assets	(2.7)	—
Accounts payable	8.1	0.6
Accrued liabilities	16.1	12.7
Deferred revenue	(9.2)	29.1
Net cash provided by operating activities	67.4	46.8
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(11.6)	(5.3)
Proceeds from sale of subsidiary	—	21.3
Proceeds from sale of assets	32.5	—
Purchases of marketable investment securities	(36.6)	(15.8)
Proceeds from maturities and sales of marketable investment securities	25.0	33.4
Net cash provided by investing activities	9.3	33.6
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from common stock issued under stock-based compensation plans	50.1	2.2
Payment of tax withheld for common stock issued under stock-based compensation plans	(0.6)	(0.1)
Payment of contingent consideration recognized at acquisition	(3.3)	—
Fees associated with refinancing of revolving credit facility	(1.2)	(1.0)
Repayment of revolving credit facility	(120.0)	—
Net cash provided by (used in) financing activities	(75.0)	1.1
Effect of foreign exchange rates on cash and cash equivalents	(0.3)	(0.5)
Change in cash and cash equivalents classified as held for sale	—	1.5
Net increase in cash and cash equivalents	1.4	82.5
Cash and cash equivalents at beginning of the period	117.0	81.2
Cash and cash equivalents at end of the period	$118.4	$163.7

Safe Harbor Statement
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the company's plans to use proceeds from the divestitures, the expected timing of the sale of the Myriad Autoimmune business, the launch of Myriad MyRisk® with RiskScoreTM for all ancestries, the expected launch of a comprehensive solution consisting of a germline hereditary cancer test, a companion diagnostic test and a tumor profiling test and the company’s strategic imperatives under the caption “About Myriad Genetics.” These “forward-looking statements” are management’s present expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those described or implied in the forward-looking statements. These risks include, but are not limited to: uncertainties associated with COVID-19, including its possible effects on the company’s operations and the demand for its products and services; risks related to the company’s ability to efficiently and flexibly manage its business amid uncertainties associated with COVID-19; the risk that sales and profit margins of the company’s existing molecular diagnostic tests may decline or that the company may not be able to operate its business on a profitable basis; risks related to the company’s ability to generate sufficient revenue from its existing product portfolio or in launching and commercializing new tests; risks related to changes in the governmental or private insurers’ coverage and reimbursement levels for the company’s tests or the company’s ability to obtain reimbursement for its new tests at comparable levels to its existing tests; risks related to increased competition and the development of new competing tests and services; the risk that the company may be unable to develop or achieve commercial success for additional molecular diagnostic tests in a timely manner, or at all; the risk that the company may not successfully develop new markets for its molecular diagnostic tests, including the company’s ability to successfully generate revenue outside the United States; the risk that licenses to the technology underlying the company’s molecular diagnostic tests and any future tests are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with operating the company’s laboratory testing facilities; risks related to public concern over genetic testing in general or the company’s tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to the company’s ability to obtain new corporate collaborations or licenses and acquire new technologies or businesses on satisfactory terms, if at all; risks related to the company’s ability to successfully integrate and derive benefits from any technologies or businesses that it licenses or acquires; risks related to the company’s projections about the potential market opportunity for the company’s products; the risk that the company or its licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying the company’s tests; the risk of patent-infringement claims or challenges to the validity of the company’s patents; risks related to changes in intellectual property laws covering the company’s molecular diagnostic tests, or patents or enforcement, in the United States and foreign countries; risks of new, changing and competitive technologies and regulations in the United States and internationally; the risk that the company may be unable to comply with financial operating covenants under the company’s credit or lending agreements; the risk that the company will be unable to pay, when due, amounts due under the company’s credit or lending agreements; risks related to the material weakness identified in the company’s internal control over financial reporting, including the impact thereof and the company’s remediation plan; and other factors discussed under the heading “Risk Factors” contained in Item 1A of the company’s Transition Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2021, as well as any updates to those risk factors filed from time to time in the company’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Statement regarding use of non-GAAP financial measures

In this press release, the company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the company’s core operating results and comparison of operating results across reporting periods. Management also uses non-GAAP financial measures to establish budgets and to manage the company’s business. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the attached schedules and a description of the adjustments made to the GAAP financial measures is included at the end of the schedules.
The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Non-GAAP financial results are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Reconciliation of GAAP to Non-GAAP Financial Measures
for the Three and Six months ended June 30, 2021 and 2020
(unaudited data in millions, except per share amount)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Adjusted Gross Margin
GAAP Gross Profit (1)	$135.7	$56.5	$258.5	$170.4
Equity compensation	0.3	0.3	0.6	0.7
Other adjustments	0.6	—	1.2	—
Adjusted Gross Profit	$136.6	$56.8	$260.3	$171.1
Adjusted Gross Margin	72%	61%	72%	67%
(1) Consists of total revenues less cost of molecular diagnostic testing and cost of pharmaceutical and clinical services from the Condensed Consolidated Statements of Operations.

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Adjusted Operating Expenses
GAAP Operating Expenses (2)	$156.5	$124.8	$326.0	$372.4
Acquisition - amortization of intangible assets	(13.6)	(15.2)	(28.8)	(30.3)
Goodwill and long-lived asset impairment charges	(1.8)	—	(1.8)	(98.4)
Equity compensation	(8.6)	(1.6)	(17.3)	(8.7)
Transformation initiatives	(5.3)	(4.9)	(12.8)	(7.7)
Divestiture-related costs	(1.7)	—	(1.7)	—
Other adjustments	(2.4)	(4.0)	(13.7)	(1.7)
Adjusted Operating Expenses	$123.1	$99.1	$249.9	$225.6
(2) Consists of research and development expense, change in the fair value of contingent consideration, selling, general, and administrative expense, and goodwill and long-lived asset impairment charges from the Condensed Consolidated Statements of Operations.

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Adjusted Operating Income (Loss)
GAAP Operating Loss	$(20.8)	$(68.3)	$(67.5)	$(202.0)
Acquisition - amortization of intangible assets	13.6	15.2	28.8	30.3
Goodwill and long-lived asset impairment charges	1.8	—	1.8	98.4
Equity compensation	8.9	1.9	17.9	9.4
Transformation initiatives	5.3	4.9	12.8	7.7
Divestiture-related costs	1.7	—	1.7	—
Other adjustments	3.0	4.0	14.9	1.7
Adjusted Operating Income (Loss)	$13.5	$(42.3)	$10.4	$(54.5)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Adjusted Net Income (Loss)
GAAP Net Loss Attributable to Myriad Genetics, Inc. Stockholders	$(4.7)	$(55.4)	$(44.2)	$(170.6)
Acquisition - amortization of intangible assets	13.6	15.2	28.8	30.3
Goodwill and long-lived asset impairment charges	1.8	—	1.8	98.4
Equity compensation	8.9	1.9	17.9	9.4
Transformation initiatives	5.3	4.8	12.8	7.6
Gain on sale	(32.4)	—	(32.4)	—
Divestiture-related costs	15.6	—	15.6	—
Other adjustments	3.0	4.0	14.9	0.7
Tax impact of non-GAAP adjustments	(1.6)	6.1	(10.5)	(5.5)
Adjusted Net Income (Loss)	$9.5	$(23.4)	$4.7	$(29.7)
Weighted average shares outstanding:
Basic	77.2	74.6	76.6	74.6
Diluted	79.2	74.6	78.7	74.6
Adjusted Net Income (Loss) Per Share
Basic	$0.12	$(0.31)	$0.06	$(0.40)
Diluted	0.12	(0.31)	0.06	(0.40)

Adjusted Free Cash Flow Reconciliation
for the Three and Six Months Ended June 30, 2021 and 2020
(unaudited data in millions)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Cash flow from operations	$(4.4)	$30.0	$67.4	$46.8
Capital expenditures	(4.5)	(2.4)	(11.6)	(5.3)
Free cash flow	$(8.9)	$27.6	$55.8	$41.5
Transformation initiatives	5.3	4.8	12.4	7.6
Other adjustments	3.0	2.5	3.2	2.5
Tax impact associated with non-GAAP adjustments	(1.6)	(2.0)	(3.4)	(2.8)
Adjusted Free cash flow	$(2.2)	$32.9	$68.0	$48.8

Following is a description of the adjustments made to GAAP financial measures:
•Acquisition – amortization of intangible assets – represents recurring amortization charges resulting from the acquisition of intangible assets, including developed technology and database rights.
•Goodwill and long-lived asset impairment charges – impairment charges on long-lived assets and goodwill.
•Equity compensation – non-cash equity-based compensation provided to Myriad employees and directors.
•Transformation initiatives – transitory costs such as consulting and professional fees related to transformation initiatives.
•Gain on sale – gain recognized on our divestiture of the Myriad myPath, LLC laboratory.
•Divestiture-related costs – non-recurring costs associated with our divestiture of the Myriad myPath, LLC laboratory, Myriad RBM, Inc. and the Myriad Autoimmune business.
•Other adjustments – Other one-time non-recurring expenses including expenses related to leadership transition, severance and retention agreements, legal expenses and potential future consideration related to acquisitions from prior years.
•Tax impact associated with non-GAAP adjustments – Tax expense/(benefit) due to non-GAAP adjustments, differences between stock compensation recorded for book purposes as compared to the allowable tax deductions, and CARES Act legislation.